20080619-0000222

Fee: $[illegible]
N/C Fee: $[illegible]

06/19/2008 [illegible]
T[illegible]
Requestor:
L SOSTAD

Debbie Conway [illegible]
Clark County Recorder Pgs: 1

[illegible]:
20080619-0000221
[illegible]
NM 001 0074
Lode Mine Map

RECORDER'S STAMP

CERTIFICATE OF LOCATION
LODE MINING CLAIM

TO ALL WHOM IT MAY CONCERN:

The undersigned hereby certifies that he has caused to be located the ROCKFORD Lode Mining Claim in the following quarter section(s):

1/4	Section	Township	Range	Meridian
SW	31	27 S	60	EAST

in CLARK County, Nevada, on the 14th day of JUNE 2008

Name and mailing address of locator is: ROCKFORD MINERALS INC.
STE 307 4 SHERBOURNE STREET, NORTH
TORONTO ONTARIO M4W 2T1

The Claim is approximately 1500 feet long and 600 feet wide, such that 150 feet are claimed in a SOUTH direction and 1350 feet in a NORTH direction from the point of discovery (monument of location), at which the Notice of Location was posted, together with 300 feet on each side of the monument of location and center line of the Claim. The general course of the lode or vein is from the SOUTH to the NORTH direction.

The number, location and markings on each corner monument are as follows:

	Location	Markings	Description
No. 1:	NE CORNER	NE CORNER Nº1	WOOD POST 2"x2"x4' HIGH
No. 2:	NW CORNER	NW CORNER Nº2	WOOD POST 2"x2"x4' HIGH
No. 3:	SW CORNER	SW CORNER Nº3	WOOD POST 2"x2"x4' HIGH
No. 4:	SE CORNER	SE CORNER Nº4	WOOD POST 2"x2"x4' HIGH

As erected on the ground, each corner monument is marked as described above by FELT PEN SCRIBED ON WOOD (e.g. metal tags, print on posts).

The work of location consisted of making a claim map as provided in NRS 517.040.

Dated this 14th day of JUNE 2008

SIGNATURE OF LOCATOR:

By: [signature] AGENT FOR ROCKFORD MINERALS INC.
Owner, Claimant, or Agent Signature

EMIL LEIMANIS
Owner, Claimant, or Agent Name (printed)

LARRY SOSTAD
818-470 GRANVILLE ST.
VANCOUVER B.C.
V6C 1V5

Figure 4. CERTIFICATE of LOCATION & RECORDER'S STAMP